UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

STAAR SURGICAL COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On October 6, 2025, STAAR Surgical Company (“STAAR”) issued the following press release:

STAAR Surgical: Independent Industry Analysts Recognize Merits of Alcon Merger, the Value It Provides, and the Downside Risks Facing STAAR on Standalone Basis

All STAAR Stockholders Encouraged to Vote “FOR” Alcon Merger on the WHITE Proxy Card

LAKE FOREST, CA, October 6, 2025 – STAAR Surgical Company (NASDAQ: STAA), the global leader in phakic IOLs with the EVO family of Implantable Collamer® Lenses (EVO ICL™) for vision correction, today highlighted commentary from numerous independent industry analysts who recognize that STAAR’s merger with Alcon (SIX/NYSE: ALC) – and the compelling, certain, premium cash value it provides – is the best path forward for STAAR stockholders.

Stephen Farrell, CEO of STAAR, said, “Prior to the Alcon transaction, the median sell-side analyst price target for STAAR was only $19.00 per share. It is clear that industry analysts recognize the downside risks facing STAAR and STAAR stockholders, and the compelling, certain, premium $28 per share cash value provided by the Alcon merger. If the Alcon merger agreement is not approved on October 23, it could be a deterrent to any future buyers and there is no guarantee that Alcon, who is the most logical buyer of this asset, would participate in any future process. We urge STAAR’s stockholders to vote ‘FOR’ the Alcon merger today.”

STAAR Faces Sustained Challenges as a Standalone Company

•

“Our immediate thought is that this [Alcon’s acquisition] is the best path forward for STAA as they were likely to struggle for some time given the dynamics in the broader Chinese economy. It was unlikely that STAA’s recent new mgmt. would be able to cut costs or rapidly grow their way out of STAA’s immediate challenges.” – BTIG 8.5.25

•

“STAA reported ~$5.3M (-92% Y/Y) in Chinese revenue, down materially from $63.3M in 2Q24, as its two distributors burn through elevated inventory levels. STAA expects to have inventory levels align by 3Q25 with in-market procedure volume, as global macroeconomic conditions improve, but given commentary from many companies out of China we’re less certain that this may be the case.” – BTIG 8.6.25

•	“STAA’s 4Q24 results and initial 2025 outlook showed a major deterioration in the China business, driven by excess channel inventory, and a challenging China macro environment.” – Jefferies 8.6.25

A Competing Proposal for STAAR is Unlikely. Other than Alcon, STAAR Has Not Received Any Acquisition or Merger Proposal for More than 10 Years

•	“Given it is a merger, and we don’t foresee any regulatory problem or another bidder, our estimate is that this deal is likely to be completed.” – Canaccord Genuity 8.5.25

•	“Healthy premium limits risk of over-the-top bid…we see the ~5.9x proposed exit multiple as sufficiently fair and rich enough to limit risk of an over-the-top counteroffer.” – Mizuho 8.5.25

•	“we think it is unlikely that higher bid will emerge given the multiple paid and the moving pieces with the STAA story at present.” – Piper Sandler 8.5.25

•	“We do not expect a higher rival bid and expect the Alcon transaction to close in the next twelve months.” – Sidoti 8.5.25

•	“We do not expect additional bidders for STAA.” – Wells Fargo 8.5.25

The Alcon Transaction Provides STAAR Stockholders with Compelling, Certain, Premium Cash Value

•

“We note that $28/share represents an attractive 30% premium (3.8x) to the mean 2025E EV/Sales multiple of the small cap Med-Tech comp group (2.9x) applied to our 2026E revenue of $335M.” – Canaccord Genuity 8.5.25

•

“Alcon will purchase all outstanding shares of STAAR common stock for $28 per share in cash, which represents approximately a 59% premium to STAAR’s 90-day Volume Weighted Average Price (VWAP) and a 51% premium to the closing price of STAAR common stock on August 4, 2025. The transaction represents a total equity value of approximately $1.5 billion (4.7x FY26 sales). STAAR shares are down 24% YTD (on weak earnings impacted by softer China demand).” – J.P. Morgan 8.5.25

•	“The takeover price represents 6x our estimated 2025 sales and is a 51% premium to Monday’s closing price or $18.49.” – Sidoti 8.5.25

There Are Substantial Downside Risks if the Alcon Merger Is Not Completed

•

“if the deal were to fall through, we’d expect shares to respond negatively due to the limited visibility into moving past the macroeconomic challenges related to China and the current acquisition premium baked into the stock fading. After STAA announced the substantial surprise 4Q24 miss due to inventory challenges in China, shares bottomed at 2x revenue, which we believe was due to the Company being viewed as a potential takeout target. While we do admit the timing of the deal is not ideal for STAA, we view the proposed merger as its best path forward in the current environment.” – Stephens 9.30.25

STAAR will hold a virtual Special Meeting of Stockholders on October 23 at 8:30 a.m. (Pacific Time) to vote on the Alcon merger. Stockholders of record as of the close of business on September 12, 2025, are entitled to vote at the meeting. The STAAR Board of Directors unanimously recommends that all STAAR stockholders vote “FOR” the merger proposal on the WHITE proxy card TODAY.

*	Here and throughout permission to use quotations neither sought nor received.

Stockholders with questions about voting their shares should contact STAAR’s proxy solicitor, Innisfree M&A Incorporated:

•	For stockholders: +1 877-750-8233 (toll-free)

•	For banks and brokerage firms: +1 212-750-5833

About STAAR Surgical

STAAR Surgical (NASDAQ: STAA) is the global leader in implantable phakic intraocular lenses, a vision correction solution that reduces or eliminates the need for glasses or contact lenses. Since 1982, STAAR has been dedicated solely to ophthalmic surgery, and for 30 years, STAAR has been designing, developing, manufacturing, and marketing advanced Implantable Collamer® Lenses (ICLs), using its proprietary biocompatible Collamer material. STAAR ICL’s are clinically-proven to deliver safe long-term vision correction without removing corneal tissue or the eye’s natural crystalline lens. Its EVO ICL™ product line provides visual freedom through a quick, minimally invasive procedure. STAAR has sold more than 3 million ICLs in over 75 countries. Headquartered in Lake Forest, California, the company operates research, development, manufacturing, and packaging facilities in California and Switzerland. For more information about ICL, visit www.EVOICL.com. To learn more about STAAR, visit www.staar.com.

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving STAAR. In connection with the proposed transaction, STAAR has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including STAAR’s definitive proxy statement on Schedule 14A (the “Proxy Statement”), on September 16, 2025. The Proxy Statement was first sent to STAAR stockholders on September 16, 2025. This communication is not a substitute for the Proxy Statement or any other document that STAAR may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF STAAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting STAAR’s investor relations website, https://investors.staar.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Under SEC rules, STAAR and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of STAAR’s common stock in connection with the proposed transaction. Information about the directors and executive officers of STAAR and their ownership of STAAR’s common stock is set forth in the Proxy Statement, the definitive proxy statement for STAAR’s 2025 Annual Meeting of Stockholders (the “Annual Proxy Statement”), which was filed with the SEC on April 24, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025058174/staa-0250424.htm), including the sections captioned “Compensation of Directors,” “Information Regarding Executive Officers” and “Security Ownership of Principal Shareholders and Management,” or its Annual Report on Form 10-K for the year ended December 27, 2024, which was filed with the SEC on February 21, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025024813/staa-20241227.htm), and in other documents filed by STAAR with the SEC. To the extent holdings of such participants in STAAR’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by STAAR’s directors and executive officers. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

The information covered by this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in this communication that are not statements of historical fact are forward-looking statements. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Alcon merger agreement or could cause the consummation of the proposed transaction to be delayed or to fail to occur; (2) the failure to obtain approval of the proposed transaction from STAAR’s stockholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from STAAR’s ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of STAAR to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of STAAR to meet expectations regarding the timing and completion of the transaction; (7) the outcome of any legal proceedings that may be instituted against STAAR related to the proposed transaction; (8) the possibility that STAAR’s stock price may decline significantly if the proposed transaction is not consummated; and (9) other important factors set forth in the Proxy Statement under the caption “Risk Factors” and STAAR’s Annual Report on Form 10-K for the year ended December 27, 2024 under the caption “Risk Factors,” as any such factors may be updated from time to time in STAAR’s other filings with the SEC.

Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, STAAR undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

STAAR Contacts:

Niko Liu, CFA

United States: +1 626-303-7902 (ext 3023)

Hong Kong: +852-6092-5076

nliu@staar.com

investorrelations@staar.com

Connie Johnson

+1 626-303-7902 (ext 2207)

cjohnson@staar.com

Lucas Pers / Alexandra Benedict

Joele Frank, Wilkinson Brimmer Katcher

+1 212-895-8692 / +1 212-895-8644

STAARSURGICAL®

Independent Industry Analysts Recognize Merits of Alcon Merger, the Value It Provides, and the Downside Risks Facing STAAR on Standalone Basis

STAAR Faces Sustained Challenges as a Standalone Company

BTIG

"Our immediate thought is that this [Alcon's acquisition] is the best path forward for STAA as they were likely to struggle for some time given the dynamics in the broader Chinese economy. It was unlikely that STAA's recent new mgmt. would be able to cut costs or rapidly grow their way out of STAA's immediate challenges." Aug 5, 2025

BTIG

"STAA reported ~$5.3M (-92% Y/Y) in Chinese revenue, down materially from $63.3M in 2Q24, as its two distributors burn through elevated inventory levels. STAA expects to have inventory levels align by 3Q25 with in-market procedure volume, as global macroeconomic conditions improve, but given commentary from many companies out of China we're less certain that this may be the case." Aug 6, 2025

Jefferies

"STAA's 4Q24 results and initial 2025 outlook showed a major deterioration in the China business, driven by excess channel inventory, and a challenging China macro environment." Aug 6, 2025

A Competing Proposal for STAAR is Unlikely. Other than Alcon, STAAR Has Not Received Any Acquisition or Merger Proposal for More than 10 Years cg/

"Given it is a merger, and we don't foresee any regulatory problem or another bidder, our estimate is that this deal is likely to be completed." Aug 5, 2025

MIZUHO

"Healthy premium limits risk of over-the-top bid...we see the ~5.9x proposed exit multiple as sufficiently fair and rich enough to limit risk of an over-the-top counteroffer." Aug 5, 2025

PIPER | SANDLER

"we think it is unlikely that higher bid will emerge given the multiple paid and the moving pieces with the STAA story at present." Aug 5, 2025

SIDOTI & COMPANY LLC

"We do not expect a higher rival bid and expect the Alcon transaction to close in the next twelve months." Aug 5, 2025

WELLS FARGO

"We do not expect additional bidders for STAA." Aug 5, 2025

MAXIMIZE THE VALUE OF YOUR STAAR SHARES– VOTE "FOR" THE ALCON MERGER ON THE WHITE PROXY CARD TODAY

Permission to use quotes neither sought nor received

STAARSURGICAL®

YOUR VOTE IS IMPORTANT – NO MATTER HOW MANY SHARES YOU OWN

STAAR will hold a virtual Special Meeting of Stockholders on October 23 at 8:30 a.m. (Pacific Time) to vote on the Alcon merger. Stockholders of record as of the close of business on September 12, 2025, are entitled to vote at the meeting. The STAAR Board of Directors unanimously recommends that all STAAR stockholders vote "FOR" the merger proposal on the WHITE proxy card TODAY.

The merger will only be approved if holders of a majority of STAAR's outstanding common stock vote "FOR" it. Failure to vote will have the same effect as an "AGAINST" vote.

STAAR's proxy solicitor, Innisfree M&A Incorporated, is standing by to help if you have questions about how to vote your shares.

Stockholders, please call toll-free:
(877) 750-8233

Banks & brokerage firms, please call:
(212) 750-5833

The Alcon Transaction Provides STAAR Stockholders with Compelling, Certain, Premium Cash Value cg/

"We note that $28/share represents an attractive 30% premium (3.8x) to the mean 2025E EV/Sales multiple of the small cap Med-Tech comp group (2.9x) applied to our 2026E revenue of $335M." Aug 5, 2025

J.P.Morgan

"Alcon will purchase all outstanding shares of STAAR common stock for $28 per share in cash, which represents approximately a 59% premium to STAAR's 90-day Volume Weighted Average Price (VWAP) and a 51% premium to the closing price of STAAR common stock on August 4, 2025. The transaction represents a total equity value of approximately $1.5 billion (4.7x FY26 sales). STAAR shares are down 24% YTD (on weak earnings impacted by softer China demand)." Aug 5, 2025

SIDOTI & COMPANY LLC

"The takeover price represents 6x our estimated 2025 sales and is a 51% premium to Monday's closing price or $18.49." Aug 5, 2025

There Are Substantial Downside Risks if the Alcon Merger Is Not Completed

Stephens

"if the deal were to fall through, we'd expect shares to respond negatively due to the limited visibility into moving past the macroeconomic challenges related to China and the current acquisition premium baked into the stock fading. After STAA announced the substantial surprise 4Q24 miss due to inventory challenges in China, shares bottomed at 2x revenue, which we believe was due to the Company being viewed as a potential takeout target. While we do admit the timing of the deal is not ideal for STAA, we view the proposed merger as its best path forward in the current environment." Sept 30, 2025

YOUR VOTE IS IMPORTANT – NO MATTER HOW MANY SHARES YOU OWNSTAAR will hold a virtual Special Meeting of Stockholders on October 23 at 8:30 a.m. (Pacific Time) to vote on the Alcon merger. Stockholders of record as of the close of business on September 12, 2025, are entitled to vote at the meeting. The STAAR Board of Directors unanimously recommends that all STAAR stockholders vote “FOR” the merger proposal on the WHITE proxy card TODAY.The merger will only be approved if holders of a majority of STAAR’s outstanding common stock vote “FOR” it. Failure to vote will have the same effect as an “AGAINST” vote.STAAR’s proxy solicitor, Innisfree M&A Incorporated, is standing by to help if you have questions about how to vote your shares.Stockholders, please call toll-free: (877) 750-8233Banks & brokerage firms, please call: (212) 750-5833The Alcon Transaction Provides STAAR Stockholders with Compelling, Certain, Premium Cash Value“We note that $28/share represents an attractive 30% premium (3.8x) to the mean 2025E EV/Sales multiple of the small cap Med-Tech comp group (2.9x) applied to our 2026E revenue of $335M.” Aug 5, 2025“Alcon will purchase all outstanding shares of STAAR common stock for $28 per share in cash, which represents approximately a 59% premium to STAAR’s 90-day Volume Weighted Average Price (VWAP) and a 51% premium to the closing price of STAAR common stock on August 4, 2025. The transaction represents a total equity value of approximately $1.5 billion (4.7x FY26 sales). STAAR shares are down 24% YTD (on weak earnings impacted by softer China demand).” Aug 5, 2025“The takeover price represents 6x our estimated 2025 sales and is a 51% premium to Monday’s closing price or $18.49.” Aug 5, 2025There Are Substantial Downside Risks if the Alcon Merger Is Not Completed“if the deal were to fall through, we’d expect shares to respond negatively due to the limited visibility into moving past the macroeconomic challenges related to China and the current acquisition premium baked into the stock fading. After STAA announced the substantial surprise 4Q24 miss due to inventory challenges in China, shares bottomed at 2x revenue, which we believe was due to the Company being viewed as a potential takeout target. While we do admit the timing of the deal is not ideal for STAA, we view the proposed merger as its best path forward in the current environment.” Sept 30, 2025MAXIMIZE THE VALUE OF YOUR STAAR SHARES– VOTE “FOR” THE ALCON MERGER ON THE WHITE PROXY CARD TODAYAdditional Information About the Merger and Where to Find ItThis communication relates to the proposed transaction involving STAAR. In connection with the proposed transaction, STAAR has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including STAAR’s definitive proxy statement on Schedule 14A (the “Proxy Statement”), on September 16, 2025. The Proxy Statement was first sent to STAAR stockholders on September 16, 2025. This communication is not a substitute for the Proxy Statement or any other document that STAAR may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF STAAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www. sec.gov, or by visiting STAAR’s investor relations website, https://investors.staar. com.No Offer or SolicitationThis communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.Participants in the SolicitationUnder SEC rules, STAAR and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of STAAR’s common stock in connection with the proposed transaction. Information about the directors and executive officers of STAAR and their ownership of STAAR’s common stock is set forth in the Proxy Statement, the definitive proxy statement for STAAR’s 2025 Annual Meeting of Stockholders (the “Annual Proxy Statement”), which was filed with the SEC on April 24, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/ edgar/data/0000718937/00009501702 5058174/staa-20250424.htm), including the sections captioned “Compensation of Directors,” “Information Regarding Executive Officers” and “SecurityOwnership of Principal Shareholders and Management,” or its Annual Report on Form 10-K for the year ended December 27, 2024, which was filed with the SEC on February 21, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/ edgar/data/0000718937/0000950170 25024813/staa-20241227.htm), and in other documents filed by STAAR with the SEC. To the extent holdings of such participants in STAAR’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by STAAR’s directors and executive officers. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.Forward-Looking StatementsThe information covered by this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in this communication that are not statements of historical fact are forward-looking statements. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Alcon merger agreement or could cause the consummation of the proposed transaction to be delayed or to fail to occur; (2) the failure to obtain approval of the proposed transaction from STAAR’s stockholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from STAAR’s ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of STAAR to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of STAAR to meet expectations regarding the timing and completion of the transaction; (7) the outcome of any legal proceedings that may be instituted against STAAR related to the proposed transaction; (8) the possibility that STAAR’s stock price may decline significantly if the proposed transaction is not consummated; and (9) other important factors set forth in the Proxy Statement under the caption “Risk Factors” and STAAR’s Annual Report on Form 10-K for the year ended December 27, 2024 under the caption “Risk Factors,” as any such factors may be updated from time to time in STAAR’s other filings with the SEC.Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, STAAR undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.